                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement              [_] Confidential, for Use of the
                                                 Commission Only (as Permitted
[X] Definitive Proxy Statement                   by Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                AUTODESK, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:_________________________________________________

    (2) Form, Schedule or Registration Statement No.:___________________________

    (3) Filing Party:___________________________________________________________

    (4) Date Filed:_____________________________________________________________

Notes:

                           [LOGO OF AUTODESK, INC.]

                                                                   May 22, 1996

Dear Autodesk Stockholder:

  You are cordially invited to attend Autodesk's 1996 Annual Meeting of Stockholders to be held on Thursday, June 27, 1996 at 3:00 p.m., local time. The meeting will be held at The Wyndham Garden Hotel, 1010 Northgate Drive, San Rafael, California.

  At this year's meeting, the Company is proposing adoption of the 1996 Stock Plan to replace its existing 1987 Stock Option Plan, which expires on April 3, 1997. The maximum number of shares which may be optioned and sold under the new plan is 1,500,000 shares, plus any remaining reserved but unissued shares or subsequently cancelled options under the Company's 1987 Stock Option Plan. The Company is also proposing certain amendments to its Employee Qualified Stock Purchase Plan and 1990 Directors' Option Plan. The amendments to the Company's Stock Purchase Plan increase by 500,000 the shares available for issuance and increase the maximum percentage of total compensation that employees can use to purchase shares under the Purchase Plan, thereby increasing employees' ability to obtain an ownership interest in the Company. The amendments to the Director's Option Plan require that directors take at least half of their current cash compensation in the form of Company stock and increase by 200,000 the number of shares reserved for issuance under this Plan to ensure that there is sufficient stock available for this purpose.

  Autodesk has a long-standing policy of encouraging employee equity ownership. We believe that the adoption of the new 1996 Plan and the proposed amendments to the Company's existing plans, all of which enhance the Company's ability to provide equity compensation to its employees and/or directors, will help contribute to high levels of performance by recipients of the equity and also provide an effective means of recognizing contributions to the Company's success. The Company's officers, directors and employees benefit from equity compensation programs only when the success of the Company's business benefits all stockholders. The Company has an ongoing, systematic stock repurchase program designed to minimize dilution from future stock issuances.

  We hope you will be able to attend this year's Annual Meeting. We will report to the stockholders on fiscal year 1996, as well as our future strategies for products and markets. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

                                          Very truly yours,

                                          /s/ Carol A. Bartz
                                          -------------------------
                                          Carol A. Bartz
                                          President,
                                          Chief Executive Officer
                                          and Chairman of the Board

                                AUTODESK, INC.

                               ----------------

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 27, 1996

TO THE STOCKHOLDERS OF AUTODESK, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Autodesk, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, June 27, 1996 at 3:00 p.m., local time, at the Wyndham Garden Hotel, 1010 Northgate Drive, San Rafael, California, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve the adoption of the Company's 1996 Stock Plan and concurrent termination of the 1987 Stock Option Plan and the reservation of 1,500,000 additional shares of the Company's Common Stock for issuance thereunder plus any previously authorized but unissued shares remaining under the 1987 Stock Option Plan and any shares returned to such Plan as a result of termination of options.

    3. To approve certain amendments to the Company's Employee Qualified Stock Purchase Plan effecting an increase of 500,000 shares in the number of shares reserved for issuance thereunder and an increase in the maximum permitted payroll deduction level to fifteen percent (15%) of an employee's total compensation.

    4. To approve certain amendments to the Company's 1990 Directors' Option Plan, including a requirement that directors take at least half of their current cash compensation in the form of restricted stock, and to increase by 200,000 shares the number of shares reserved for issuance thereunder.

    5. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 31, 1997.

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on May 10, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.

  All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder previously signed and returned a proxy.

                                       FOR THE BOARD OF DIRECTORS

                                       /s/ Marcia K. Sterling
                                       ------------------------------------
                                       Marcia K. Sterling
                                       Vice President, Business Development,
                                       General Counsel and Secretary

San Rafael, California
May 22, 1996

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                AUTODESK, INC.

                               ----------------

            PROXY STATEMENT FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

  The enclosed Proxy is solicited on behalf of the Board of Directors of Autodesk, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders ("Annual Meeting") to be held Thursday, June 27, 1996 at 3:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Wyndham Garden Hotel, 1010 Northgate Drive, San Rafael, California.

  The Company's principal executive offices are located at 111 McInnis Parkway, San Rafael, California 94903. The telephone number at that address is
(415) 507-5000.

  These proxy solicitation materials were mailed on or about May 22, 1996 to all stockholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

  Stockholders of record at the close of business on May 10, 1996 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 46,177,896 shares of the Company's Common Stock were issued and outstanding and entitled to vote at the meeting.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

  Every stockholder voting for the election of directors is entitled to one vote for each share held. Stockholders do not have the right to cumulate their votes in the election of directors. On all other matters each share is likewise entitled to one vote on each proposal or item that comes before the Annual Meeting.

  The cost of this solicitation will be borne by the Company. The Company has retained Georgeson & Company, Inc. to assist in the solicitation of proxies at an estimated fee of $10,000 plus reimbursement of reasonable expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

  While abstentions (votes "withheld") will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter, broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1997 Annual Meeting must be received by the Secretary of the Company no later than January 22, 1997 in order to be included in the proxy soliciting materials relating to that meeting.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

  A board of seven directors is to be elected at the meeting. Each director elected to the board will hold office until the next Annual Meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a director.

  The name of and certain information regarding each nominee is set forth below.

                                                                      DIRECTOR
         NAME OF NOMINEE          AGE      PRINCIPAL OCCUPATION        SINCE
         ---------------          ---      --------------------       --------
 Carol A. Bartz.................. 47  President, Chief Executive        1992
                                       Officer and Chairman of the
                                       Board of the Company
 Mark A. Bertelsen............... 52  Member of Wilson Sonsini          1992
                                       Goodrich & Rosati, attorneys
                                       at law
 Crawford W. Beveridge........... 50  Chief Executive Officer,          1993
                                       Scottish Enterprise
 J. Hallam Dawson................ 59  Chairman, IDI Associates          1988
 Jerre Stead..................... 53  Former Chairman and Chief         1995
                                       Executive Officer, Legent
                                       Computer Corp.
 Mary Alice Taylor............... 46  Senior Vice President, U.S.       1995
                                       and Canada, Federal Express
                                       Corporation
 Morton Topfer................... 59  Vice Chairman, Dell Computer      1995
                                       Corporation

  Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

  Ms. Bartz joined the Company in April 1992 and serves as President, Chief Executive Officer and Chairman of the Board. From 1983 to April 1992, Ms. Bartz served in various positions with Sun Microsystems, Inc., most recently as Vice President of Worldwide Field Operations. Ms. Bartz is a director of AirTouch Communications, Cadence Design Systems and Network Appliance, Inc.

  Mr. Bertelsen joined the law firm of Wilson Sonsini Goodrich & Rosati, outside legal counsel to the Company, in January 1972, became a member of the firm in January 1977 and has served as managing partner since February 1991. Mr. Bertelsen is a director of Software Publishing Corporation.

  Mr. Beveridge has served as the Chief Executive Officer of Scottish Enterprise, an economic development company since January 1991. Mr. Beveridge is a director of U.S. Smaller Companies Investment Trust.

  Mr. Dawson has served since September 1986 as Chairman of IDI Associates, a private investment bank specializing in Latin America.

  Mr. Stead served as the Chairman and Chief Executive Officer of Legent Corp. from January 1995 to November 1995. From September 1991 to January 1995, Mr. Stead was the Chairman and Chief Executive Officer of NCR Corporation, now AT&T Global Information Solutions. From January 1986 to September 1991, Mr. Stead was Chairman and Chief Executive Officer of Square D Company. Mr. Stead is a director of Thyessin Bogenia Group, R. R. Donnelley & Sons Company, Armstrong World Industries, Inc. and American Precision Industries, Inc.

  Ms. Taylor served as Vice President of Federal Express Corporation from 1985 to September 1991 and has served as Senior Vice President of Federal Express Corporation since September 1991. Ms. Taylor is a director of Perrigo, Inc. and Allstate Insurance, Inc.

  Mr. Topfer has served as Vice Chairman of Dell Computer Corporation since June 1994. From March 1971 to June 1994, Mr. Topfer was the Executive Vice President of Motorola, Inc.

BOARD MEETINGS AND COMMITTEES

  Ms. Bartz serves as Chairman of the Board of Directors of the Company. The Board of Directors held a total of five meetings during the fiscal year ended January 31, 1996. All of the current directors attended 75% or more of the meetings of the Board of Directors and committees of the Board, if any, upon which such directors served during their term of office.

  In December 1995, the Autodesk Board of Directors adopted Corporate Governance Guidelines which set forth the principles which guide the Board's exercise of its responsibility to oversee corporate governance, maintain its independence, evaluate its own performance and that of the Company's executives and set corporate strategy.

  The Audit Committee consists of directors J. Hallam Dawson (Chairman), Mark Bertelsen and Mary Alice Taylor. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. The Audit Committee held four meetings during fiscal year 1996.

  The Compensation Committee consists of directors Crawford Beveridge (Chairman), Jerre Stead and Morton Topfer. The Compensation Committee reviews compensation and benefits for the Company's executives and administers the grant of stock options to executive officers under the Company's stock plans. In December 1995, the Board delegated to the Company's Chief Executive Officer authority to grant options to non-officer employees to the extent such options fall within standard guidelines previously approved by the Compensation Committee. The authority to grant all other options (except options which are granted automatically to outside directors under the non-discretionary 1990 Directors' Option Plan) has been delegated to the Compensation Committee. The Compensation Committee, which consists solely of outside directors ineligible to participate in the Company's discretionary employee stock programs, has sole and exclusive authority to grant stock options to officers and to directors who are also employees or consultants of the Company. The Compensation Committee held four meetings during fiscal year 1996.

  In December 1995, the Board appointed a Nominating Committee, consisting of directors Morton Topfer (Chairman), Carol Bartz and Crawford Beveridge. The Nominating Committee, which held its first meeting in March 1996, will have responsibility to present a slate of nominees to the full Board prior to each Annual Meeting and to make recommendations regarding outside director compensation.

COMPENSATION OF DIRECTORS

  The Company pays an annual fee of $25,000 to each director who is not an employee of or consultant to the Company (currently six persons), of which (according to the terms of the 1990 Directors' Option Plan, as amended, subject to stockholder approval of Proposal Four at the Annual Meeting) not more than fifty percent (50%) can be cash and the balance must be restricted stock issued at the rate of $1.20 worth of stock for each $1.00 of cash compensation foregone. The stockholders are being asked to approve the amendment to the 1990 Directors' Option Plan which requires that directors take at least half of their current cash compensation in the form of the Company's stock. Directors do not receive fees for Board or Board Committee meetings attended.

  The 1990 Directors' Option Plan provides for the automatic grant of nonstatutory options to outside directors of the Company. The 1990 Directors' Option Plan was amended in March 1996, subject to stockholder approval at the Annual Meeting, to increase the number of shares available for issuance, along with certain other changes described in the preceding paragraph and in Proposal Four below. Upon being elected or appointed to the Company's Board of Directors, each outside director is granted an option to purchase 15,000 shares of the Company's Common Stock, with subsequent annual grants of 10,000 shares. Options granted under the Directors' Plan vest in annual installments cumulatively as to thirty-four percent (34%), thirty-three percent (33%) and thirty-three percent (33%), respectively, of the shares subject to an option for a total vesting period of three years. The exercise price of options granted under the Directors' Plan is equal to the fair market value of the Company's Common Stock on the date of grant.

                                  MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 10, 1996 (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each of the Company's five most highly compensated executive officers who served as executive officers at January 31, 1996 (the "Named Officers") and
(iv) by all directors and executive officers who served as directors or executive officers at January 31, 1996 as a group.


                                                             SHARES BENEFICIALLY
                                                                    OWNED
                 DIRECTORS, OFFICERS AND                   -----------------------
              FIVE PERCENT (5%) STOCKHOLDERS                   NUMBER    PERCENT
              ------------------------------               ------------ ----------
PRINCIPAL STOCKHOLDERS
Massachusetts Financial Services Company(1)
 500 Boylston Street
 Boston, MA 02116-3741....................................    4,331,920      9.4%
J.P. Morgan & Co., Incorporated(2)
 60 Wall Street
 New York, NY 10260.......................................    2,595,471      5.6%
Merrill Lynch & Co., Inc.(3)
 World Financial Center, North Tower
 250 Vesey Street
 New York, NY 10281.......................................    2,516,311      5.4%
DIRECTORS
  Carol A. Bartz(4).......................................      963,469        *
  Mark A. Bertelsen(5)....................................       26,002        *
  Crawford W. Beveridge(6)................................       21,113        *
  J. Hallam Dawson(7).....................................       33,202        *
  Jerre Stead.............................................        1,100        *
  Mary Alice Taylor.......................................           --        *
  Morton Topfer...........................................           --        *
NAMED OFFICERS
  Dominic J. Gallello(8)..................................       68,214        *
  Eric B. Herr(9).........................................      353,469        *
  Godfrey R. Sullivan(10).................................      139,337        *
  Michael E. Sutton(11)...................................       68,907        *
  All directors and executive officers as a group (18 per-
   sons)(12)..............................................    2,000,411      4.2%

- --------
     *Less than 1%
 (1) Based on a Schedule 13G filed with the Securities and Exchange Commission ("SEC") at December 31, 1995, Massachusetts Financial Services Company held sole voting power as to 4,244,210 shares and sole dispositive power as to 4,331,920 shares.
 (2) Based on a Schedule 13G filed with the SEC at December 31, 1995, J.P. Morgan & Co. Incorporated held sole voting power as to 1,709,933 shares, shared voting power as to 1,300 shares, sole dispositive power as to 2,559,571 shares, and shared dispositive power as to 13,000 shares.
 (3) Based on a Schedule 13G filed with the SEC at December 31, 1995, Merrill Lynch & Co., Inc. held shared voting power and shared dispositive power as to 2,516,311 shares. Its subsidiaries held shared voting power and shared dispositive power as to 2,508,380 shares (Merrill Lynch Group, Inc.), 2,506,180 shares (Princeton Services, Inc. and Merrill Lynch Asset Management, L.P.) and 2,500,000 shares (Merrill Lynch Growth Fund for Investment & Retirement). No entity held sole voting or dispositive power.

 (4) Includes options to purchase 960,000 shares of Common Stock exercisable within 60 days of May 10, 1996.
 (5) Includes options to purchase 26,002 shares of Common Stock exercisable within 60 days of May 10, 1996.
 (6) Includes options to purchase 21,113 shares of Common Stock exercisable within 60 days of May 10, 1996.
 (7) Includes options to purchase 32,002 shares of Common Stock exercisable within 60 days of May 10, 1996.
 (8) Includes options to purchase 66,667 shares of Common Stock exercisable within 60 days of May 10, 1996.
 (9) Includes options to purchase 350,000 shares of Common Stock exercisable within 60 days of May 10, 1996.
(10) Includes options to purchase 136,667 shares of Common Stock exercisable within 60 days of May 10, 1996.
(11) Includes options to purchase 68,907 shares of Common Stock exercisable within 60 days of May 10, 1996.
(12) Includes options to purchase 1,979,959 shares of Common Stock exercisable within 60 days of May 10, 1996.

EXECUTIVE COMPENSATION

  The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers who served as executive officers at fiscal year end, for services to the Company in all capacities during the three fiscal years ended January 31, 1996:

                          SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                    ---------------------------------------------
                                       ANNUAL COMPENSATION                AWARDS                  PAYOUTS
                              ------------------------------------- ------------------    -----------------------
                                                                               OPTIONS
                                                          OTHER     RESTRICTED (NUMBER
                              FISCAL                      ANNUAL      STOCK      OF        LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR   SALARY  BONUS(1) COMPENSATION  AWARD(S)  SHARES)    PAYOUTS COMPENSATION(3)
- ---------------------------   ------ -------- -------- ------------ ---------- -------    ------- ---------------
Carol A. Bartz...............  1996  $475,000 $229,284     --          --          --       --        $38,500
 President, Chief Executive    1995   445,000  148,986     --          --          --       --         37,500
 Officer and                   1994   413,333   47,725     --          --          --       --         37,000
 Chairman of the Board
Dominic J. Gallello..........  1996  $250,000 $125,500     --          --       20,000      --        $ 2,500
 Vice President, Asia/Pacific  1995   235,000   64,837     --          --          --       --          1,500
 and Vice President,           1994   225,000   34,225     --          --          --       --          1,000
 Mechanical CAD Market Group
Eric B. Herr.................  1996  $310,000 $124,926     --          --          --       --        $ 2,500
 Chief Financial Officer       1995   290,000   80,011     --          --          --       --          1,500
 and Vice President,           1994   272,917   41,725     --          --          --       --          1,000
 Finance and Administration
Godfrey R. Sullivan..........  1996  $260,000 $104,858     --          --       20,000      --        $ 2,500
 Vice President, Americas      1995   245,000   67,595     --          --          --       --          1,500
                               1994   225,000   34,225     --          --          --       --          1,000
Michael E. Sutton............  1996  $222,500 $ 89,806     --          --       20,000      --        $99,000
 Vice President, Europe        1995   210,000   58,459     --          --          --       --            --
                               1994   190,334   30,000     --          --      155,600(2)   --            --

- --------
(1) Represents incentive bonuses for achievement of corporate, individual and organizational objectives in fiscal years 1996, 1995 and 1994.
(2) In October 1994, the Company effected a two-for-one split of the Company's Common Stock in the form of a 100 percent Common Stock dividend. The share amount has been restated to reflect the stock split.
(3) Amounts reported for fiscal year 1996 consist of: (i) matching contributions by the Company to one of Autodesk's pre-tax savings plans (Ms. Bartz $2,000, Mr. Gallello $2,000, Mr. Herr $2,000 and Mr. Sullivan $2,000); (ii) Company contributions to one of Autodesk's pre-tax plans (Ms. Bartz $500, Mr. Gallello $500, Mr. Herr $500 and Mr. Sullivan $500);
    (iii) $36,000 paid to Ms. Bartz for the purpose of reimbursing her for certain transportation expenses; and (iv) $99,000 paid to Mr. Sutton as a cost of living adjustment related to his location in Switzerland.

  Amounts reported for fiscal year 1995 consist of: (i) matching contributions by the Company to one of Autodesk's pre-tax savings plans (Ms. Bartz $1,000, Mr. Gallello $1,000, Mr. Herr $1,000, and Mr. Sullivan $1,000); (ii) Company contributions to one of Autodesk's pre-tax plans (Ms. Bartz $500, Mr. Gallello $500, Mr. Herr $500 and Mr. Sullivan $500); and
  (iii) $36,000 paid to Ms. Bartz for the purpose of reimbursing her for certain transportation expenses.

  Amounts reported for fiscal year 1994 consist of: (i) matching contributions by the Company to one of Autodesk's pre-tax savings plans (Ms. Bartz $500, Mr. Gallello $500, Mr. Herr $500 and Mr. Sullivan $500);
  (ii) Company contributions to one of Autodesk's pre-tax plans (Ms. Bartz $500, Mr. Gallello $500, Mr. Herr $500 and Mr. Sullivan $500); and (iii) $36,000 paid to Ms. Bartz for the purpose of reimbursing her for certain transportation expenses.

                       OPTION GRANTS IN LAST FISCAL YEAR



                                       INDIVIDUAL GRANTS                POTENTIAL REALIZABLE VALUE
                                       -----------------                  AT ASSUMED ANNUAL RATES
                                       % OF TOTAL                       OF STOCK PRICE APPRECIATION
                                        OPTIONS   EXERCISE                  FOR OPTION TERM(2)
                            OPTIONS    GRANTED TO   PRICE   EXPIRATION ---------------------------
      NAME               GRANTED(#)(1) EMPLOYEES  PER SHARE    DATE           5%           10%
      ----               ------------- ---------- --------- ---------- ---------------------------
Carol A. Bartz..........       --         --          --         --             --             --
Dominic J. Gallello.....    20,000        0.8%     $36.75    5/19/05   $    462,238 $    1,171,401
Eric B. Herr............       --         --          --         --             --             --
Godfrey R. Sullivan.....    20,000        0.8       36.75    5/19/05        462,238      1,171,401
Michael E. Sutton.......    20,000        0.8       36.75    5/19/05        462,238      1,171,401

- --------
(1) Total number of options granted during fiscal year 1996 was 2,546,221.
(2) The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                    VALUES

                                                  NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                 OPTIONS AT FISCAL YEAR     IN-THE-MONEY OPTIONS
                           SHARES                          END               AT FISCAL YEAR END
                          ACQUIRED     VALUE    ------------------------- -------------------------
          NAME           ON EXERCISE  REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ---------- ----------- ------------- ----------- -------------
Carol A. Bartz..........   200,000   $4,767,508   660,000      600,000    $9,735,000   $8,850,000
Dominic J. Gallello.....    20,000   $  277,500    60,000      140,000    $  832,500   $  555,000
Eric B. Herr............    76,000   $1,795,000   225,000      125,000    $2,700,000   $1,500,000
Godfrey R. Sullivan.....    20,000   $  358,750   130,000      140,000    $  763,750   $  705,000
Michael E. Sutton.......    39,120   $  629,010    31,120      113,360    $  575,720   $  431,790

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board of Directors is comprised of three non-employee directors. The Compensation Committee is responsible for establishing the policies and programs which determine the compensation of Autodesk's officers. The Compensation Committee sets base cash compensation and bonus compensation on an annual basis for the Chief Executive Officer and other executive officers of the Company. In addition, the Compensation Committee has exclusive authority to grant stock options to executive officers. The Committee considers both internal data, including corporate goals and individual performance, as well as external data from outside compensation consultants and independent executive compensation data from comparable high technology companies, in determining officers' compensation.

  Compensation Philosophy

  When creating policies and making decisions concerning executive compensation, the Compensation Committee:

  . ensures that the executive team has clear goals and accountability with respect to corporate performance;

  . establishes pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth and the labor markets in which Autodesk operates;

  . independently assesses operating results on a regular basis in light of expected Company performance; and

  . aligns pay incentives with the long-term interests of the Company's stockholders.

  Compensation Program

  Autodesk's executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

    1. Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable high technology companies, with a focus on those companies located in the San Francisco Bay Area, the skills and performance levels of individual executives and the needs of the Company.

    2. Cash incentive compensation is designed to motivate executives to attain short-term and longer-term corporate, business unit and individual management goals. Annual cash bonuses depend upon attainment of these specified business goals. The formula for incentive bonuses for fiscal year 1996 was based on revenue growth and operating margin, together with team performance criteria. For fiscal year 1997, the bonus plan will be based on revenue growth and operating margin, as well as the achievement of specific corporate goals. Our policy is to have a significant portion of an executive's total potential cash compensation tied to the Company's overall performance.

    3. Equity-based incentive compensation has been provided to employees and management through the 1987 Stock Option Plan and the Employee Qualified Stock Purchase Plan. Under the 1987 Stock Option Plan, officers, employees and consultants are granted stock options based on competitive market data, as well as their responsibilities and position in the Company. These options allow participants to purchase shares of Autodesk stock at the market price on the date of grant, subject to vesting during the participant's employment with the Company. The Employee Qualified Stock Purchase Plan allows employees to purchase shares of the Company's Common Stock, subject to certain limitations, at eighty-five percent (85%) of fair market value. The purpose of the 1987 Stock Option Plan and the Employee Qualified Stock Purchase Plan is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. The 1987 Stock Option Plan also utilizes vesting periods to encourage employees and executives to remain with the Company and to focus on longer-term results. As described below, the Company is proposing certain amendments to the Employee Qualified Stock Purchase Plan and is also proposing to replace the 1987 Stock Option Plan with its 1996 Stock Plan.

  Autodesk does not have active programs for stock appreciation rights (SARs), restricted stock awards or long-term incentive bonuses; however, the 1996 Stock Plan contains provisions permitting the implementation of several such programs, and if the 1996 Stock Plan is approved by the stockholders, the Company may implement such programs.

  Other Executive Compensation

  Autodesk provides programs to executives that are also available to other Company employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs except where prescribed by law in countries other than the United States. The Company generally does not provide executive perquisites such as club memberships.

  Chief Executive Officer Compensation

  In determining Ms. Bartz's compensation for the fiscal year ended January 31, 1996, the Committee reviewed industry surveys of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the San Francisco Bay Area, and evaluated achievement of corporate, individual and organizational objectives for the fiscal year. Ms. Bartz's annual base compensation for fiscal year 1996 was $475,000. Like the other executive officers, Ms. Bartz also received an incentive bonus determined on the basis of (i) the Company's revenue growth and operating margin and (ii) achievement of specific weighted corporate goals. Ms. Bartz was awarded an incentive bonus of $228,784, together with a "success sharing" bonus awarded to substantially all of the Company's employees in the amount of $500.

  Deductibility of Executive Compensation

  Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code") limited the federal income tax deductibility of compensation paid to the Company's chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Compensation Committee determine that such action is in the best interests of the Company.

                                       COMPENSATION COMMITTEE OF THE
                                       BOARD OF DIRECTORS

                                       Crawford W. Beveridge, Chairman
                                       Jerre Stead
                                       Morton Topfer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries.

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS

  In April 1992, the Company entered into an agreement with Carol A. Bartz which provides for a minimum base salary of $400,000, incentive bonus of up to eighty percent (80%) of base salary, a one-time employment bonus of $250,000 (to compensate for a foregone bonus) and the grant of options to purchase 2,000,000 shares (as adjusted to reflect the October 1994 two-for-one stock split) of Common Stock vesting over five years of employment. The agreement provides for a severance payment equal to two years' base salary and incentive compensation in the event Ms. Bartz's employment is terminated without cause within two years after commencement of employment or one year after a change of control of the Company not approved by the Board of Directors or two years' base compensation in the event Ms. Bartz's employment is terminated without cause under any other circumstances. The vesting of Ms. Bartz's options will accelerate upon a change of control.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and ten percent (10%) stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

  Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that it complied with all Section 16(a) filing requirements applicable to its officers, directors and ten percent (10%) stockholders during the fiscal year ended January 31, 1996.

COMPANY STOCK PRICE PERFORMANCE

  The following graph shows a five-year comparison of cumulative total return (equal to dividends plus stock appreciation) for the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Dow Jones Software Index.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN*


                        [PERFORMANCE GRAPH APPEARS HERE]

                                               DOW JONES
Measurement Period                             SOFTWARE     S&P 500
(Fiscal Year Covered)        AUTODESK, INC.    INDEX        INDEX
- ---------------------        --------------    ---------    -------
Measurement Pt-1991          $100.00           $100.00      $100.00
FYE 1992                     $ 63.00           $182.00      $119.00
FYE 1993                     $107.00           $204.00      $128.00
FYE 1994                     $118.00           $222.00      $140.00
FYE 1995                     $152.00           $272.00      $137.00
FYE 1996                     $140.00           $410.00      $185.00

- --------
* Assumes $100 invested January 31, 1991 in the Company's stock, the Standard & Poor's 500 Stock Index and the Dow Jones Software Index, with reinvestment of all dividends. Total stockholder returns for prior periods are not an indication of future investment returns.

                                 PROPOSAL TWO

                          ADOPTION OF 1996 STOCK PLAN

  The 1996 Stock Plan was adopted by the Board of Directors in March 1996 to replace the Company's 1987 Option Plan, which expires on April 3, 1997. A total of 1,500,000 shares of Common Stock are currently reserved for issuance under the 1996 Stock Plan, in addition to 2,489,743 shares which remain available for grant under the 1987 Option Plan as of May 10, 1996 and any additional shares (up to a maximum of 9,000,000 shares) that are available upon termination of options presently outstanding under the 1987 Option Plan. As of May 10, 1996, options to purchase 9,010,632 shares held by approximately 2,000 optionees were outstanding at a weighted average per share exercise price of $29.46 and 2,489,743 shares remained available for future grants under the 1987 Option Plan.

  The stockholders are requested to approve the adoption of the 1996 Stock Plan and the reservation for issuance of 3,989,743 shares, including the shares submitted for stockholder approval at this meeting, in addition to 2,489,743 shares remaining available for grant under the 1987 Option Plan as of May 10, 1996 as well as additional shares to the extent currently outstanding options are terminated and the underlying shares are returned to the available pool. The Company believes that the 1996 Stock Plan is a key component of its strategy to attract and retain skilled employees and quality management. The Board of Directors believes it is in the Company's best interests to adopt the 1996 Stock Plan so that the Company may continue to attract and retain the services of key employees by granting options to purchase the Company's Common Stock and other incentives to its employees in the form of equity ownership. While encouraging employees to be stockholders, the Company also recognizes that option grants to employees can result in dilution to existing stockholders. The Company attempts to limit the impact of this dilution through a systematic and ongoing repurchase program. Since December 1991, the Company has repurchased approximately 12.2 million shares of its common stock for approximately $341 million. The Company intends to continue this program for the foreseeable future.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE 1996 STOCK
PLAN.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the Votes Cast will be required to adopt the 1996 Stock Plan.

SUMMARY OF THE 1996 STOCK PLAN

  A description of the principal features of the 1996 Stock Plan (the "1996 Plan") is set forth below.

  General. The 1996 Plan gives the Board, or a committee that the Board appoints, authority to grant options or rights to purchase Common Stock and to grant long-term performance awards in the form of cash or stock bonus awards. Options granted under the 1996 Plan may be either "incentive stock options" as defined in Section 422 of the Code, or nonstatutory stock options, as determined by the Board or its committee.

  Purpose. The purposes of the 1996 Plan are to attract and retain the best available personnel for the Company, provide additional incentive to the employees of the Company and promote the success of the Company's business.

  Administration of the 1996 Plan. The 1996 Plan may be administered by the Board or a committee of the Board. The plan is currently being administered by the Board except that option grants to officers and employee directors are administered by the Compensation Committee of the Board, the members of which are outside directors who are ineligible to participate in any discretionary stock plan of the Company, and standard option grants to non-officer employees within guidelines previously approved by the Compensation Committee are administered by the Company's Chief Executive Officer. The interpretation and construction of any provision of the 1996 Plan by the Board or its committee shall be final and binding. Members of the Board receive no additional compensation for their services in connection with the administration of the 1996 Plan.

  Eligibility. The 1996 Plan provides that stock options, stock purchase rights or long-term performance awards may be granted to employees (including officers and directors who are also employees) of and consultants to the Company and its majority-owned subsidiaries. Incentive stock options may be granted only to employees. The Board or a committee of the Board selects the participants and determines the number of shares to be subject to each stock option, stock purchase right and/or performance award. Each option shall be designated as either an incentive stock option or a nonstatutory stock option, except that to the extent that the aggregate fair market value of the shares with respect to which options designated as incentive stock options are exercisable for the first time by an optionee during any calendar year (under all plans of the Company) exceeds $100,000, such excess options must be treated as nonstatutory stock options.

  Terms of Awards. The terms of options, purchase rights and long-term performance awards granted under the 1996 Plan are determined by the Board or its committee. Each option is evidenced by a written agreement between the Company and the person to whom such option or right is granted. Options are typically exercisable over a three-year period beginning on the date of grant at the rate of 1/3 at the end of the first year, an additional 1/3 at the end of the second year and the final 1/3 at the end of the third year and generally terminate 10 years after the date of grant. Restricted stock grants may not vest in whole or in part prior to three years after the date of grant. Pursuant to the 1996 Plan, options, purchase rights and long-term performance awards may be subject to the following additional terms and conditions:

  (a) Exercise of the Option. The optionee must earn the right to exercise the option by continuing to work for the Company over a specified period. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option shall be determined by the Board or its committee at the time of grant.

  (b) Exercise Price. The exercise price of options granted under the 1996 Plan is determined by the Board or its committee and must not be less than one hundred percent (100%) of the fair market value of the Common Stock, in the case of either incentive stock options or nonstatutory stock options, on the date the option is granted. Fair market value per share is the closing price on the Nasdaq National Market on the date of grant.

  (c) Termination of Employment. If an optionee's employment or consulting relationship with the Company is terminated for any reason other than death or permanent disability, options outstanding under the 1996 Plan may be exercised within 90 days (or such other period of time as determined by the Board, not to exceed certain limits) after the date of such termination to the extent the options were exercisable on the date of termination.

  (d) Disability. If an optionee's employment by the Company terminates because of total and permanent disability, options outstanding under the 1996 Plan may be exercised within 12 months after termination to the extent such options were exercisable at the date of termination.

  (e) Death of Optionee. If an optionee should die while employed by the Company, options shall become fully exercisable and may be exercised at any time within 12 months after death.

  (f) Termination of Options. The 1996 Plan provides that options granted under the plan will expire up to 10 years from the date of grant, unless a shorter period is provided in the stock option agreement. No option may be exercised by any person after expiration.

  (g) Stock Purchase Rights and Repurchase Option. The 1996 Plan provides that stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The number of shares subject to grants of stock purchase rights shall not exceed fifteen percent (15%) of the total number of shares authorized under the 1996 Plan.

      Each written agreement between the Company and an optionee evidencing a stock purchase right shall grant the Company a repurchase option exercisable on unvested shares upon the voluntary or involuntary termination of such optionee's employment with the Company for any reason other than death.

  (h) Long-Term Performance Awards. The 1996 Plan provides that long-term performance awards in the form of cash or stock bonus awards may be granted either along with, in addition to, or in tandem with other awards granted under the Plan and/or awards made outside of the Plan. The terms and conditions of long-term performance awards granted under the 1996 Plan are determined by the Board or its committee.

  (i) Non-Transferability of Options and Stock Purchase Rights and Awards. An option, stock purchase right or award, as the case may be, is non-transferable by the holder other than by will or the laws of descent and distribution, and is exercisable during the holder's lifetime only by the holder, or in the event of the holder's death, by the holder's estate or by a person who acquires the right to exercise the option or stock purchase right by bequest or inheritance.

  (j) Limit on Size of Grants. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee may be granted options or stock purchase rights to purchase more than 1,000,000 shares of Common Stock during any fiscal year in addition to a 1,000,000 share limit upon commencement of employment.

  (k) Other Provisions. The option may contain other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Board or its committee.

  Adjustment Upon Changes in Capitalization or Merger. In the event any change is made in the Company's capitalization, such as a stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to the stock option, stock purchase right and/or long-term performance award. In the event of the proposed dissolution or liquidation of the Company, all options and rights shall become fully exercisable and will terminate immediately prior to the consummation of such actions, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options and stock purchase rights or substitute new options and rights therefor. If the successor corporation refuses to do so, such options or purchase rights shall become fully exercisable.

  Amendment and Termination of the 1996 Plan. The Board may amend or terminate the 1996 Plan in such respects as the Board may deem advisable; provided that, to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or with
Section 422 of the Code or any other successor or applicable law or regulation, the Company shall obtain stockholder approval of any 1996 Plan amendment in such a manner and to such a degree as is required by the applicable law, rule or regulation. Any amendment or termination of the 1996 Plan shall not affect options or rights already granted and such options and rights shall remain in full force and effect as if the 1996 Plan had not been amended or terminated, unless mutually agreed otherwise between the holder and the Board, which agreement must be in writing and signed by the holder and the Company. In any event, the 1996 Plan shall terminate in 2006. Any options outstanding under the 1996 Plan at the time of its termination shall remain outstanding until they expire by their terms.

FEDERAL TAX INFORMATION

  Options granted under the 1996 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

  Incentive Stock Options. If an option granted under the 1996 Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or ten percent (10%) stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

  Nonstatutory Stock Options. All other options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time a nonstatutory option is granted. However, upon exercise of a nonstatutory option, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to income tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

  Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

  The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

  Long-Term Performance Awards. Generally, no income will be recognized by a recipient in connection with the grant of a long-term performance award, unless an election under Section 83(b) of the Code is filed with the Internal Revenue Service within 30 days of the date of grant. Otherwise, at the time the long-term performance award vests, the recipient will generally recognize compensation income in an amount equal to the fair market value of the award at the time of vesting. Generally, the recipient will be subject to the tax consequences discussed under "Nonstatutory Stock Options." In the case of a recipient who is also an employee, any amount included in income will be subject to withholding by the Company. The Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes ordinary income with respect to a long-term performance award.

  The foregoing summary of the effect of federal income taxation upon optionees, holders of stock purchase rights and the Company with respect to the grant and exercise of options and stock purchase rights under the 1996 Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                                PROPOSAL THREE

              AMENDMENT TO EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

  The Employee Qualified Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in February 1988 and was approved by the shareholders in June 1988. As of May 10, 1996, pursuant to offerings under the Purchase Plan, a total of 1,631,259 shares had been issued to participants at a weighted average price of $18.29 per share, and a total of 468,141 shares are available for future issuance under the Purchase Plan.

  The shareholders are requested to approve amendments to the Purchase Plan to
(i) increase the number of shares issuable thereunder by 500,000 shares, and
(ii) raise the maximum level of permitted payroll deduction under the Purchase Plan from ten percent (10%) to fifteen percent (15%) of total compensation. The Board of Directors believes it is in the Company's best interest to increase the number of shares reserved for issuance so that the Company may continue to provide eligible employees the opportunity to purchase the Company's Common Stock through payroll deductions and to raise the maximum payroll deduction level permitted under the Purchase Plan so that employees may contribute a greater portion of their salaries toward purchases of the Company's stock, thereby aligning their individual financial interests more closely with those of the stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE AMENDMENTS TO THE PURCHASE PLAN.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the shares of the Company's Votes Cast will be required to approve the amendments to the Purchase Plan.

SUMMARY OF EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

  A description of the principal features of the Purchase Plan, as amended, is set forth below:

  Purpose. The purposes of the Purchase Plan are to attract and retain the best available personnel for the Company and promote employee ownership of the Company's Common Stock.

  Administration of the Purchase Plan. The Purchase Plan may be administered by the Company's Board of Directors or a committee of the Board. The plan is currently being administered by the Board. The interpretation and construction of any provision of the Purchase Plan by the Board or its committee shall be final and binding. Members of the Board receive no additional compensation for their services in connection with the administration of the Purchase Plan.

  Eligibility. Employees are eligible to participate in the Purchase Plan if they are customarily employed by the Company for more than five months per calendar year and at least 20 hours per week. The Purchase Plan permits eligible employees to purchase the Company's Common Stock through voluntary payroll deductions (which, subject to stockholder approval of this Proposal Three, may not exceed fifteen percent (15%) of an employee's compensation or as otherwise restricted by the Code), at a price equal to eighty-five (85%) of the lower of the fair market value of the Common Stock at the beginning of the offering period or at the end of each six-month period.

  Participation. Eligible employees may become participants in the Purchase Plan by filing completed subscription agreements authorizing payroll deductions. Options to purchase the Company's Common Stock through voluntary payroll deductions (subject to the limitations described above) shall be granted to Plan participants on the first day of each offering period and shall be exercised automatically unless such participants withdraw from the Purchase Plan. The Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of such participant's option.

  Amendment and Termination of the Purchase Plan. The Board may amend or terminate the Purchase Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or with Section 423 of the Code or any other successor or applicable law or regulation, the Company must obtain shareholder approval of any purchase Plan amendment in such a manner and to such a degree as is required by the applicable law, rule or regulation. In any event, the Purchase Plan will terminate in February 2008.

TAX INFORMATION

  The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, and (b) an amount equal to fifteen (15%) of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

  The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

                                 PROPOSAL FOUR

                 AMENDMENT OF THE 1990 DIRECTORS' OPTION PLAN

  The Company's 1990 Directors' Option Plan (the "Directors' Plan") was adopted by the Board of Directors in July 1990 and was approved by the stockholders in June 1991. A total of 440,000 shares of Common Stock are reserved for issuance under the Directors' Plan, including the shares submitted for stockholder approval at this meeting. As of May 10, 1996, options to purchase 153,000 shares were outstanding under the Directors' Plan at a weighted average per share exercise price of $35.46 and 61,661 shares remained available for future grants thereunder. There are currently six directors who are eligible to participate in the Directors' Plan.

  The stockholders are requested to approve amendments to the Directors' Plan to (i) increase the number of shares reserved for issuance thereunder by 200,000 for a total of 440,000 shares, (ii) provide for acceleration of vesting of all outstanding options upon an optionee's death, (iii) provide for a ten-year term for all new option grants, and (iv) require that directors take not more than fifty percent (50%) of their current $25,000 annual directors' fee in cash and the balance in the form of the Company's restricted stock, issued at the rate of $1.20 worth of stock for each $1.00 of cash compensation foregone. The Company believes that these changes will serve to better align the interests of the directors with those of the stockholders, facilitate attracting highly qualified directors and simplify administration of the Directors' Plan. The Directors' Plan was adopted in order to permit equity participation in the Company by the non-employee directors of the Company as consideration for their service on the Board and to provide an equity incentive associated with the success of the Company's business.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" AMENDMENT OF THE 1990 DIRECTORS' OPTION PLAN.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the shares of the Votes Cast will be required to amend the Directors' Plan.

SUMMARY OF THE DIRECTORS' PLAN

  A description of the principal features of the Directors' Plan, as amended, is set forth below.

  Purpose. The purposes of the Directors' Plan are to attract and retain highly skilled individuals as directors of the Company, to provide incentive to the non-employee directors of the Company to serve as directors and to encourage their continued service on the Board and to encourage equity ownership by directors in order to align their interests with those of the stockholders.

  Stock Subject to the Plan. The maximum number of shares of the Company's Common Stock that may be optioned and sold, or issued as Restricted Stock, under the Directors' Plan is 440,000, including the shares submitted for approval at this meeting. If an option expires or becomes unexercisable for any reason, the unpurchased shares of stock that were subject to the option may be returned to the Directors' Plan, unless such plan has terminated, and may become available for future grant under the plan.

  Restricted Stock Awards. Subject to stockholder approval, directors who are not employees of or consultants to the Company shall be required to take not more than fifty percent (50%) of their annual directors' fee in cash and the balance in the form of the Company's restricted stock. Such restricted stock awards shall consist of stock having a purchase price on the date of grant equal to one hundred twenty percent (120%) of the foregone cash compensation. If a director elects to convert more than fifty percent (50%) of his or her directors' fees to restricted stock, notice of such election must be provided to the company in writing at least six months prior to the date of grant.

  Administration. The Directors' Plan fixes the timing of option and restricted stock grants, amount of the grants, basis for the exercise price and restrictions on exercise of the options and restricted stock in order to remove any discretionary element from the plan. Administration of the Directors' Plan, to the extent necessary, will be provided by the Board of Directors of the Company. The plan is structured such that no discretion is exercised by any person concerning material decisions regarding the Directors' Plan.

  Eligibility. The Directors' Plan provides for the automatic grant of nonstatutory options and restricted stock to outside directors of the Company. Upon being elected or appointed to the Company's Board of Directors, each outside director is granted an option, subject to certain vesting provisions, to purchase 15,000 shares of the Company's Common Stock. Thereafter, on the date of each subsequent annual meeting during the term of the Directors' Plan, each outside director who has served on the Board for at least six full months prior to the date of grant and is standing for reelection shall be automatically granted an option to purchase 10,000 shares of the Company's Common Stock.

  Term of Plan. The Directors' Plan shall be effective for a ten-year term unless earlier terminated pursuant to the provisions of the plan.

  Terms of Option; Option Agreement. Subject to stockholder approval, options granted under the Directors' Plan have a term of ten years, or such shorter term as is provided in the director-optionee's option agreement. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted.

  Exercise Price. The per share exercise price of each option granted under the Directors' Plan is one hundred percent (100%) of the fair market value per share on the date the option is granted. As long as the Common Stock of the Company is traded on the Nasdaq National Market, the fair market value of a share of Common Stock of the Company shall be the closing sales price for such stock on the date of grant. The purchase price of each share of stock received pursuant to a restricted stock award shall be $0.01.

  Exercise of Option. The director-optionee must earn the right to exercise the option by continuing to serve on the Board of Directors. Options become exercisable cumulatively, to the extent of thirty-four percent (34%), thirty-three percent (33%) and thirty-three percent (33%) respectively, of the shares subject to the option on the date of each of the three (3) succeeding annual stockholder meetings, for as long as the optionee remains a director, for a total vesting period of approximately (3) years.

  An option is exercised by giving written notice of the exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company.

  Purchase of Stock. The Board shall notify the recipient of a restricted stock award in writing of the terms, conditions and restrictions relating to the offer, and the offeree shall have 90 days following receipt of such notice to accept the offer by execution of a Restricted Stock Purchase Agreement and payment of the stock's purchase price.

  Vesting of Restricted Stock. Restricted Stock shall vest on the date of the annual stockholder meeting following the date of such restricted stock award.

  Form of Consideration. The consideration to be paid for the shares to be issued upon exercise of an option under the Directors' Plan may consist of cash, check or other shares of the Company's Common Stock which, in the case of the shares acquired upon exercise of an option, have been beneficially owned for at least six months or which were not acquired directly or indirectly from the Company, with a fair market value on the exercise date equal to the aggregate exercise price of the shares being purchased. Restricted stock awards shall be made to outside directors in lieu of cash compensation for that number of shares equal in value to one hundred twenty percent (120%) of foregone directors' fees. Outside directors must forego at least fifty percent (50%) (and at their option, up to one hundred percent (100%)) of their cash compensation to acquire restricted stock.

  Rule 16b-3. Options granted to directors must comply with the applicable provisions of Rule 16b-3 or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Directors' Plan actions.

  Termination of Status as a Director. If a non-employee director ceases to serve as a director of the Company, his or her options outstanding under the Directors' Plan must be exercised within seven months after he or she ceases to serve as a director of the Company to the extent such options were exercisable on the date of termination.

  Forfeiture of Restricted Stock. In the event a non-employee director ceases to serve on the Board of Directors prior to vesting of a restricted stock award, such award shall be forfeited without consideration.

  Disability. If a non-employee director ceases to serve on the Board of Directors due to a total and permanent disability, his or her options outstanding under the Directors' Plan may be exercised at any time within 12 months after termination to the extent that such options were exercisable at the date of termination. Any unvested restricted stock would be subject to forfeiture.

  Death of Optionee. If a director-optionee should die while serving on the Company's Board of Directors, options shall become fully exercisable and may be exercised at any time within 12 months after death. If a non-employee director ceases to serve on the Board of Directors by reason of death, his or her restricted stock award shall become fully vested as of the date of termination as a result of death.

  Nontransferability. An option granted under the Directors' Plan is nontransferable by the holder otherwise than by will or the laws of descent and distribution, and is exercisable during the holder's lifetime only by the optionee, or in the event of the optionee's death, by the optionee's estate or by a person who acquires the right to exercise the option by bequest or inheritance.

  Adjustment Upon Changes in Capitalization or Merger. In the event any change is made in the Company's capitalization, such as a stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to the stock option or restricted stock award. In the event of the proposed dissolution or liquidation of the Company, all options and restricted stock will become immediately exercisable and will terminate immediately prior to the consummation of such actions, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, restricted stock shall fully vest and the successor corporation shall assume all outstanding options or substitute new options therefor. If the successor corporation refuses to do so, such options shall become fully exercisable.

  Amendment and Termination of Directors' Plan. The Board may amend or terminate the Directors' Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary to comply with Rule 16b-3 promulgated under the Exchange Act or any other successor law or regulation, the Company shall obtain stockholder approval of any amendment to the Directors' Plan in such a manner and to such a degree as is required by the applicable law, rule or regulation. Any amendment or termination of the Directors' Plan shall not affect options and restricted stock already granted and such options and restricted stock shall remain in full force and effect as if the Directors' Plan had not been amended or terminated, without consent of the director whose restricted stock and/or options was affected.

  Any provisions of the Directors' Plan that affect terms required to be specified in the plan by Rule 16b-3 promulgated under the Exchange Act shall not be amended more than once every six months, other than as required by other applicable laws, rules or regulations.

FEDERAL TAX INFORMATION

  The following is only a summary of the effect of federal income tax consequences of transactions under the Directors' Plan. This summary is not intended to be exhaustive, and does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

  Options granted under the Directors' Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise of the option, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the option price. Because the optionee is a director of the Company, in certain limited circumstances the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee files an election under Section 83(b) of the Code within thirty days of the date of exercise. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as compensation income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory option.

  Stock purchase awards will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

  The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

                                 PROPOSAL FIVE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  On the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending January 31, 1997 and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Ernst & Young LLP has audited the Company's financial statements annually since the fiscal year ended January 31, 1983. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

  It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the enclosed envelope, at your earliest convenience.

                                       THE BOARD OF DIRECTORS

Dated: May 22, 1996

PROXY                                                                      PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF AUTODESK, INC.
                      1996 ANNUAL MEETING OF SHAREHOLDERS

  The undersigned shareholder of AUTODESK, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 22, 1996, and hereby appoints Carol A. Bartz and Marcia K. Sterling, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Stockholders of AUTODESK, INC. to be held on June 27, 1996, at 3:00 p.m., at the Wyndham Garden Hotel, 1010 Northgate Drive, San Rafael, California and at any adjournment or postponement thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.

  This proxy when properly executed will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of Directors, FOR the adoption of the Company's 1996 Stock Plan, FOR the amendments to the Company's Employee Qualified Stock Purchase Plan, FOR the amendments to the Company's 1990 Directors' Option Plan, FOR the ratification of the appointment of Ernst & Young LLP as independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

                (Continued and to be signed on the other side.)

                                AUTODESK, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

1. ELECTION OF DIRECTORS--                                               For All
   Nominees: Carol A. Bartz; Mark A. Bertelsen;           For  Withheld  Except
   Crawford W. Beveridge; J. Hallam Dawson;               / /    / /       / /
   Jerre Stead; Mary Alice Taylor; Morton Topfer.

               ----------------------------------
               (Except nominee(s) written above.)

2. Proposal to adopt the Company's 1996 Stock Plan         For  Against  Abstain
   and reservation of 1,500,000 additional shares of       / /    / /      / /
   the Company's Common Stock for issuance thereunder plus any previously authorized but unissued shares remaining under the 1987 Stock Option Plan and any shares returned to such Plan as a result of termination of options.

3. Proposal to approve an amendment to the Company's       For  Against  Abstain
   Employee Qualified Stock Purchase Plan in order to      / /    / /      / /
   increase by 500,000 shares the number of shares reserved for issuance thereunder and to increase the maximum permitted payroll deduction level to fifteen percent of an employee's compensation:

4. Proposal to approve certain amendments to the           For  Against  Abstain
   Company's 1990 Directors' Stock Option Plan,            / /    / /      / /
   including an increase of 200,000 shares in the number of shares reserved for issuance thereunder.

5. Proposal to ratify the appointment of Ernst & Young     For  Against  Abstain
   LLP as the independent auditors of the Company for      / /    / /      / /
   the fiscal year ending January 31, 1997:

                                            (This Proxy should be marked, dated,
                                            and signed by the shareholder(s)
                                            exactly as his or her name appears
                                            hereon, and returned promptly in the
                                            enclosed envelope. Persons signing
                                            in a fiduciary capacity should so
                                            indicate. If shares are held by
                                            joint tenants or as community
                                            property, both should sign.)

                                                  Dated: _________________, 1996

                                            Signature(s)________________________

                                            ____________________________________